SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2005

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street

North Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 21, 2005,  Friedman, Billings, Ramsey Group, Inc. (the "Company") 's indirect subsidiary FBR National Trust Company, a limited purpose national trust company headquartered in Bethesda, Maryland ("FBRNTC"), entered into an agreement with Cardinal Bank, a Virginia-chartered bank ("Cardinal"), whereby Cardinal has agreed to acquire certain of FBRNTC's fiduciary and other assets and assume FBRNTC's deposit liabilities. Closing of the transaction, which is subject to the satisfactory completion of due diligence by Cardinal, the receipt of required regulatory approvals and third-party consents, and other customary closing conditions, is anticipated to occur in the first quarter 2006. Following the closing and the receipt of applicable regulatory approvals, the Company anticipates terminating FBRNTC's national bank status by merging FBRNTC into a non-insured subsidiary of the Company, pursuant to Section 215a-3 of the National Bank Act. The transaction is not expected to have a material impact on the Company's financial condition or earnings. A subsidiary of the Company will assume the mutual fund administration services that FBRNTC has provided.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Date: November 23, 2005	By:	/s/Eric F. Billings
Eric F. Billings Chairman and Chief Executive Officer